Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES CREATION OF POINTILLIST, INC. TO POSITION IT FOR ACCELERATED GROWTH AND OUTSIDE INVESTMENT

Luxembourg, September 25, 2019 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today announced that it created Pointillist, Inc. and contributed the Pointillist® customer journey analytics business and $8.5 million to it. Pointillist, Inc. is owned by Altisource and management of Pointillist, Inc. The Company believes that establishing Pointillist as its own legal entity positions it to raise equity capital from other investors. At this time, Altisource expects that it will continue to consolidate Pointillist, Inc. for financial reporting purposes. The Company has an option, but no ongoing obligation, to participate in future funding rounds.
“I am pleased to have completed this important milestone with our Pointillist investment and believe this structure strongly aligns Pointillist’s management team with Altisource to create shareholder value,” said Altisource's Chairman and Chief Executive Officer William B. Shepro. Shepro further commented, “Establishing Pointillist as a legal entity brings clarity to our future financial investment in Pointillist and enables Altisource to benefit from anticipated growth in the value of Pointillist.”
“Pointillist is making great progress attracting new customers to its customer journey analytics platform and growing its bookings and revenue, with annually recurring revenue growing by a factor of six from the second quarter of 2018 to the second quarter of 2019,” said Pointillist's Chief Executive Officer Ronald J. Rubbico.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.
About Pointillist
The Pointillist customer journey analytics platform enables rapid discovery of customer insights, to help companies dramatically improve customer experience and marketing results. The platform reveals the actual paths customers take, as they engage with a company across touchpoints over time. In minutes, users of the platform can connect the dots between customer interactions and quantitative metrics such as revenue, churn and customer lifetime value. Unlike other solutions that merely unify customer data, the Pointillist platform reveals high-impact customer insights and enables engagement with customers at optimal points along their journey. For more information, visit: https://www.pointillist.com/ and connect on Twitter, LinkedIn and Facebook.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks relating to: Pointillist pursuing a strategy to raise equity capital from other investors relative to other strategies; Pointillist’s ability to raise equity capital; Altisource executing on the strategy to contribute Pointillist to a legal entity; Altisource eliminating future investments in Pointillist; Altisource’s ability to effectively manage its regulatory and contractual obligations; the adequacy of Altisource’s financial resources, including sources of liquidity and ability to repay borrowings; Altisource’s ability to comply with its Credit Agreement, including the financial and other covenants contained therein; capital markets and the markets for Pointillist's products and services and general economic conditions; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.